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                                                               Exhibit 99(b)

                            Rule 438 Consent

    The undersigned, a proposed director of Enterprise Federal Bancorp, Inc. upon consummation of the proposed acquisition of North Cincinnati Savings Bank by Enterprise Federal Bancorp, Inc., hereby consents to the inclusion of my name in the Registration Statement on Form S-4 (No. 333-40261) in connection with my proposed nomination as a director of the Company.

                                            /s/David G. Hendy
                                            -----------------
                                            David G. Hendy